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                                                                EXHIBIT NO. 99.1


FOR IMMEDIATE RELEASE                                              CONTACTS:
---------------------
                                                                   John G. Lewis
                                                         Chief Financial Officer
                                                                XATA Corporation
                                                                    952-894-3680

                                                                      Ken Golden
                                                       Manager, Public Relations
                                                                 Deere & Company
                                                                    309-765-5678


      XATA CORPORATION RECEIVES ADDITIONAL INVESTMENT FROM DEERE & COMPANY

MINNEAPOLIS, July 5, 2001--XATA Corporation (Nasdaq/SC: XATA), a supplier of onboard information technology for transportation companies, today reported that John Deere Special Technologies Group, a subsidiary of Deere & Company, completed a second equity investment of $5 million in the company. This investment gives Deere a 31 percent stake in XATA.

         "This additional investment by Deere & Company is an important endorsement of our new platform-independent mobile information systems and our Web-based enterprise logistics solutions," said Bill Flies, XATA president and chief executive officer. "It provides XATA with the capital needed to launch, produce and distribute our recently announced XataNet products to larger transportation markets."

         "The progress that XATA has made over the last year reinforces our confidence in their products and their market distribution strategy," said Charles Stamp, Jr., president of John Deere Special Technologies Group.
 "We are excited about participating in XATA's targeted high-growth, technology-demanding markets and the potential of utilizing their advanced vehicle information technology for our traditional markets."

         XATA also reported that a one-time charge of approximately $400,000 to write off its Desktop Dispatch Pro (DDPro) product was recognized in its third quarter ended June 30. "We wrote off DDPro because of its limited value to potential buyers in the truckload sector of the transportation market," said Flies. "The coincident timing of the Deere investment with the industry's growing appetite for our scaleable, Web-based, wireless, information systems supports our decision to accelerate our new product rollout for the long-term growth of our company," added Flies. With the increased level of new product development expenditures, new product customer test support costs, and the DDPro write off, XATA expects to report a loss for both its third quarter and its fiscal year, although it expects to post record revenue for the fiscal year.

         Separately, XATA announced the resignation of Stephen A. Lawrence as chairman of its board of directors, although he will remain as a director on XATA's board. "I take great pride in the completion of a business plan that has culminated in XATA having a truly wonderful strategic partner," said Lawrence, who also is chairman and chief executive officer of Lawrence Transportation Company. XATA appointed director Richard L. Bogen to succeed Lawrence as chairman. Bogen has extensive experience in transportation, supply chain and logistics management, including his past position as president and chief executive officer of UPS Logistics Group, Inc., an international subsidiary of United Parcel Service.


                                    - more -


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ABOUT JOHN DEERE SPECIAL TECHNOLOGIES GROUP

John Deere Special Technologies Group offers a wide range of electronic, wireless communications, information management and Internet-related products and services to a broad range of customers and markets. It is a wholly owned subsidiary of Deere & Company, the world's premiere producer of agricultural equipment, a leading manufacturer of construction, forestry, commercial and consumer equipment, and a business leader in parts, engines, financial services and special technologies.

ABOUT XATA CORPORATION

XATA Corporation is the leading provider of onboard technology to the transportation industry. XATA onboard information products are the most powerful, advanced, yet user-friendly onboard solutions on the market. These products seamlessly combine onboard computing, real-time communications, global positioning and fleet management software to provide an enterprise-wide logistics management solution for America's largest fleets. The Internet address for XATA is http://www.xata.com.



This announcement includes forward-looking statements based on current expectations. Actual results may differ materially. These forward-looking statements involve a number of risks and uncertainties including, but not limited to, the receipt and shipping of new orders for XATA's current products and the timely introduction and market acceptance of new products.


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